UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2022

Ultimate Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56358	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

508-343-8127
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Table of Contents

Note: “We”, “Us”, “The Issuer”, and or “The Company” refer to Ultimate Holdings Group, Inc., a Nevada Company.

Item 5.01 Change in Control of Registrant.

On October 19, 2022, Mr. Thomas DeNunzio resigned in his capacities as officer/director and named Paul Moody as the sole officer/director of the Company. The result is deemed to be a change in control of Registrant. An amended list of officers/directors was filed with Nevada Secretary of State on October 19, 2022. The Company has no stock issued and outstanding as of the date of this filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On October 19, 2022, Mr. Thomas DeNunzio resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. The resignation of Mr. Thomas DeNunzio was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. There is no arrangement or understanding among the newly appointed officer and director or any other person pursuant to which they were appointed as a director and officer of the Company.

On October 19, 2022, Mr. Paul Moody was appointed by Mr. DeNunzio as the Company’s Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. Mr. Paul Moody does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Company does not have any written employment agreements or other formal compensation agreements with our new officer and director. Compensation arrangements are the subject of ongoing development and the Company will disclose any compensatory arrangements entered into in the future.

The biographical information of Mr. Moody is below:

Paul Moody, age 33, acts as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of the Company. Mr. Moody served as Chief Executive Officer, President, and Director of Sigmata Electronics, Inc. an electronics company, from January 28, 2016 through December 11, 2019. From 2015 to Present Mr. Moody has been affiliated with V Financial Group, Inc. by providing consulting services relating to technical writing, corporate structuring, and assistance with corporate filings on a need be basis. None of the entities mentioned within Paul Moody’s biographical information have any affiliation with V Financial Group, Inc. Paul Moody has also served as sole Officer and Director of Quick Start Holdings, Inc., from September 4, 2018 to February 13, 2019. At the time Mr. Moody held these positions with Quick Start Holdings, Inc., the Company was deemed to be a blank check shell Company. Paul Moody has also served as sole Officer and Director of Fast Lane Holdings, Inc., from December 6, 2018 to October 21, 2019. At the time Mr. Moody held these positions with Fast Lane Holdings, Inc., the Company was deemed to be a blank check shell Company. Paul Moody has also served as sole Officer and Director of Budding Times, Inc., from June 7, 2019 through March 12, 2020. At the time Mr. Moody held these positions with Budding Times, Inc., the Company was deemed to be a blank check shell Company. Mr. Moody has also served as sole Officer and Director of Turnkey Solutions, Inc., from April 15, 2020 to November 18, 2020. At the time Mr. Moody held these positions with Turnkey Solutions, Inc., the Company was deemed to be a blank check shell Company. Mr. Moody served as the sole Officer and Director of Business Solutions Plus, Inc. from August 30, 2019 to May 7, 2021. At the time Mr. Moody held these positions with Business Solutions Plus, Inc., the Company was deemed to be a blank check shell Company. Mr. Moody served as the sole Officer and Director of Perfect Solutions Group, Inc. from June 29, 2021 to March 21, 2022. At the time Mr. Moody held these positions with Perfect Solutions Group, Inc., the Company was deemed to be a blank check shell Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2022, the Company’s Board of Directors amended and restated our Articles of Incorporation attached herein as EX-3.1 to this Current Report on Form 8-K resulting in an increase of our capital stock.

FROM: The aggregate number of shares which this Corporation shall have authority to issue is: Two Hundred Five Million (205,000,000) shares of $0.001 par value each, which Two Hundred Million (200,000,000) shares shall be designated "Common Stock"; and Five Million (5,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock".

TO: The total number of shares of capital stock which the Corporation shall have authority to issue is: One Billion Twenty Million (1,020,000,000). These shares shall be divided into two classes with One Billion (1,000,000,000) shares designated as common stock at $0.001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $0.001 par value (the "Preferred Stock").

9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended Certificate of Incorporation, as filed with the Nevada Secretary of State on October 20, 2022 (1)

____________________

(1)	Filed herewith.

Table of Contents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultimate Holdings Group, Inc.

Dated: October 24, 2022	/s/ Paul Moody
Paul Moody Chief Executive Officer